SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2003

GLOBAL PRECISION MEDICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

WYOMING

0-30330

N/A

(State or other jurisdiction of

(Commission

(I.R.S. Employer

incorporation or organization)

File Number)

(Identification No.)

#536 – 1489 Marine Drive, West Vancouver, British Columbia

V7T 1B8

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 250-404-0310

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5.

OTHER EVENTS

Global Precision Medical Inc. (“Global”) entered into a Research & Development Agreement to acquire an exclusive worldwide license from MDMI Technologies Inc. (“MDMI”) to apply their proprietary “Thermal Ablation Technology” to augment Global’s URO-Stent in the treatment of Benign Prostate Hyperplasia, a non-cancerous enlargement of the prostate.  Under the agreement Global has retained MDMI to provide a broad range of regulatory, clinical and engineering services on a cost-plus basis together with the issuance of up to 1,000,000 of its common shares to MDMI and Global will fund an initial budget of $500,000 for MDMI to take the Thermablate technology through to animal tirals.

See Press Release attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL PRECISION MEDICAL INC.

(Registrant)

Date: December 3, 2003

By

/s/ Linda Holmes

Linda Holmes

Corporate Secretary